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                                                                   Exhibit 10.30

                                  STAPLES, INC.
               PROPRIETARY AND CONFIDENTIAL INFORMATION AGREEMENT
                  (REQUIRED FOR ALL ASSOCIATES IN LEVELS 34-50)

         I, _____________, (SSN# _ _ _-_ _-_ _ _ _) recognize that Staples,
Inc., a Delaware corporation (the "Company", which term includes any affiliates and subsidiaries thereof), is engaged in the distribution and sale of office products, services, supplies, equipment, and furniture.

         I understand that:

         A. As part of my employment by the Company I am expected to make new contributions of value to the Company.

         B. My employment creates a relationship of confidence and trust between me and the Company with respect to any information applicable to the business of the Company and applicable to the business of any client or customer of the Company, which may be made known to me by the Company or by any client or customer of the Company, or learned by me during the period of my employment.

         C. The Company possesses and will continue to possess information, goodwill and other assets that have been created or developed, or have otherwise become known to the Company (including, without limitation, information, goodwill, and other assets created, developed or made known by or to me during the period of or arising out of my employment by the Company), which information, goodwill and other assets have commercial value in the business in which the Company is engaged. All of the aforementioned information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets, financial information, marketing plans and techniques, strategies, forecasts, operations structures and methods, pricing policies and information, customer lists, relationships, goodwill, and other customer information.

         In consideration of my employment and the compensation and benefits received by me from the Company from time to time, I hereby agree as follows:

         1. All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in all Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust, and not use to the detriment of the Company or for the benefit of myself or any third party, all Proprietary Information or anything relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company.

         2. In the event of the termination of my employment by me or by the Company for any reason, I will deliver to the Company all documents and information of any nature pertaining to my work with the Company and I will not take with me any documents or information of any description or any reproduction thereof containing or pertaining to any Proprietary Information.

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         3.       Prior to entering the employ of the Company I have terminated employment with one or more prior employers. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence Proprietary Information acquired by me or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

         4. I also understand that, in my employment with the Company, I am not to breach any written obligations of confidentiality that I have to former employers, and I agree that I shall fulfill all such obligations during my employment with the Company. I agree to indemnify and hold harmless the Company, its directors, officers and employees against any liabilities and expenses, including amounts paid in settlement, incurred by any of them in connection with any claim by any of my prior employers that the termination of my employment with such employer, my employment by the Company, or use of any skills and knowledge by the Company is a violation of contract or law.

         5. I agree that in addition to any other rights and remedies available to the Company for any breach by me of my obligations hereunder, the Company shall be entitled to enforcement of my obligations hereunder by court injunction. If any provisions of this Agreement shall be declared invalid, illegal or unenforceable, such provision shall be severed and all remaining provisions shall continue in full force and effect.

         6. This agreement shall be effective as of the first day of employment by the Company. This agreement shall be binding upon me, my heirs, executors, assigns, legal representatives and administrators and shall inure to the benefit of the Company, its successors and assigns. This Agreement shall be governed in all respects by the laws of the Commonwealth of Massachusetts.


Dated:                         Signature:
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                               Please print your name here:

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                               Social Security Number:

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